                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                               September 13, 1998
                Date of Report (Date of earliest event reported)



                                CIENA Corporation
             (Exact name of registrant as specified in its charter)



          Delaware                      0-21969                   23-2725311
(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                 File No.)             Identification No.)



                 1201 Winterson Road, Linthicum, Maryland 21090
               (Address of principal executive offices) (Zip Code)



               Registrant's telephone number, including area code:
                                 (410) 865-8500



                                 Not applicable
          (Former name or former address, if changed since last report)


                            Exhibit Index on Page 4

Item 5. Other Events.

            CIENA Corporation and Tellabs, Inc. announced on September 14,
1998 that they had agreed to terminate the Agreement and Plan of Merger dated as of June 2, 1998, as amended by the First Amendment to Agreement and Plan of Merger dated as of August 27, 1998 (as so amended, the "Merger Agreement"). In accordance with the terms of the Termination Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated by reference herein, all related agreements including the Stock Option Agreement are also terminated. Certain provisions relating to confidentiality survive the termination of the Merger Agreement. Under the terms of the Termination Agreement, no termination fees are payable by either party.

       Also, in connection with the termination of the Merger Agreement, CIENA has amended its Shareholder Rights Agreement dated December 29, 1997, as amended on June 2, 1998, to provide that the amendments made on June 2, 1998 in contemplation of the Merger are rescinded. The Second Amendment to the Rights Agreement is attached hereto as Exhibit 99.2 and incorporated by reference herein.


Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

            99.1 Termination Agreement, dated September 13, 1998.

            99.2 Second Amendment to Rights Agreement, dated September 13, 1998.

                                   SIGNATURES


                Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   CIENA Corporation




Date:  September 14, 1998               By: /s/ G. Eric Georgatos
                                            -----------------------------------
                                                G. Eric Georgatos
                                                Vice-President, General Counsel
                                                  and Secretary

                                  EXHIBIT INDEX



Exhibit No.    Description
-----------    -----------
99.1           Termination Agreement, dated September 13, 1998.

99.2           Second Amendment to Rights Agreement, dated September 13, 1998.